Exhibit 1.1
TERNIUM S.A.
SOCIETE ANONYME
46 A AVENUE JOHN F. KENNEDY
L-1855 LUXEMBOURG
RCS LUXEMBOURG B 98 668
188,075,900 Shares in the Form of American Depositary Shares
Underwriting Agreement
February 9, 2011
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
     Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas (the “Selling Shareholder”), a sociedade anônima incorporated under the laws of the Federative Republic of Brazil (“Brazil”) and an indirect shareholder of Ternium S.A. (the “Company”), a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), proposes to cause its wholly-owned subsidiary Usiminas Europa A/S, an aktieselskaber organized under the laws of Denmark (the “Shareholder of Record”), to sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 188,075,900 shares, par value $1.00 per share, of the Company (the “Shares”) in the form of American Depositary Shares (“ADSs”), each ADS representing 10 Shares (“Firm Securities”). The Selling Shareholder also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 28,211,380 Shares in the form of ADSs (such Shares in the form of ADSs, the “Option Securities”). The Firm Securities and the Option Securities are herein collectively called the “Securities.”
     In connection with this offering, (i) the Company and Ternium International Inc. (a subsidiary of the Company) have entered into a purchase agreement (the “Ternium Purchase Agreement”) with the Selling Shareholder, dated as of the date hereof, pursuant to which, among other things, the Selling Shareholder agreed to sell to Ternium International Inc. 41,666,666 Shares (the “Ternium Purchase Agreement Sale”), (ii) Techint Holdings S.ar.l. has entered into a purchase agreement (together with the Ternium Purchase Agreement, collectively the “Purchase Agreements”) with the Selling Shareholder, dated as of the date hereof, pursuant to which, among other things, the Selling Shareholder agreed to sell to Techint Holdings S.ar.l. 27,777,780 Shares (together with the Ternium Purchase Agreement Sale, collectively the “Purchase Agreement Sales”), and (iii) the Company has entered into a transaction and registration rights agreement (the “Transaction and Registration Rights Agreement”) with the Selling Shareholder, dated as of January 30, 2011, pursuant to which the Company agreed to, among other things, file one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) providing for the registration under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Securities Act”), of the Securities.
     The ADSs will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a Deposit Agreement, dated as of January 31, 2006 (the “Deposit Agreement”), among the Company, The Bank of New York Mellon, as Depositary (the “Depositary”), and all holders from time to time of ADRs issued thereunder. The Shares of the Company represented by the ADSs are hereinafter referred to as the “Underlying Shares.”
     As of the date hereof, the Selling Shareholder is the beneficial owner of 285,731,726 Shares, representing 14.25% of the total share capital of the Company.
     The Company and the Selling Shareholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
     1. Registration Statement. The Company has prepared and filed with the SEC under the Securities Act a registration statement (File No. 333-171964), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part thereof at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the SEC pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information; and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated January 31, 2011 (which is the most recent Preliminary Prospectus distributed to investors generally) and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.
     “Applicable Time” means 6:00 P.M. (New York City time) on February 9, 2011.
     2. Purchase of the Securities by the Underwriters. (a) The Selling Shareholder agrees to cause the Shareholder of Record to sell the Firm Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Shareholder of Record at a purchase price per ADS of U.S.$35.0424 (the “Purchase Price”) the respective number of ADSs set forth opposite such Underwriter’s name in Schedule 1 hereto.
     In addition, the Selling Shareholder agrees to cause the Shareholder of Record to sell the Option Securities to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, and solely for the purpose of covering over-allotments, from the Shareholder of Record at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Shares but not payable on the Option Securities. If any Option Securities are to be purchased, the number of Option Securities to be purchased by each Underwriter shall be the number of Option Securities which bears the same ratio to the aggregate number of ADSs being purchased as the number of ADSs set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Securities being purchased from the Shareholder of Record by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.
     The Underwriters may exercise the option to purchase Option Securities at any time, in whole or in part, on one occasion before the 30th day following the date of the Prospectus, by written notice from the Representative to the Selling Shareholder. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the 10th full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
     (b) The Company and the Selling Shareholder understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company and the Selling Shareholder acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

     (c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Selling Shareholder to the Representative in the case of the Firm Securities at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, at 9:30 A.M. (New York City time), on February 15, 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Selling Shareholder may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Securities. The time and date of such payment for the Firm Securities is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.
     Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the ADSs to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Selling Shareholder. Delivery of the ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. The certificates for the ADSs shall be made available for inspection and packaging by the Representative at the office of DTC or its designated custodian not later than 1:00 P.M. (New York City time) on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.
     (d) Each of the Company and the Selling Shareholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholder with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholder or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Selling Shareholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholder with respect thereto. Any review by the Underwriters of the Company, the Selling Shareholder, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholder.
     3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Underwriter as follows:
     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the SEC; each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act; and no Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in such Preliminary Prospectus in reliance upon and in conformity with information relating to the Selling Shareholder, the Shareholder of Record or any Underwriter furnished to the Company in writing by the Selling Shareholder, or the Shareholder of Record or by any Underwriter through the Representative expressly for use in such Preliminary Prospectus (it being understood and agreed that the only such information furnished by the Selling Shareholder, the Shareholder of Record or any Underwriter consists of the information described as such in Section 9(h) hereof).
     (b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in such Pricing Disclosure Package in reliance upon and in conformity with information relating to the Selling Shareholder, the Shareholder of Record or any Underwriter furnished to the Company in writing by the Selling Shareholder, or the Shareholder of Record or by any such Underwriter through the Representative expressly for use in such Pricing Disclosure Package (it being understood and agreed that the only such information furnished by the Selling Shareholder, the Shareholder of Record or any Underwriter consists of the information described as such in Section 9(h) hereof.)
     (c) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the SEC not earlier than three years prior to the date hereof; and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the SEC, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the ADSs has been initiated or threatened by the SEC; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto filed on or prior to the Additional Closing Date, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in such Registration Statement and such Prospectus and any amendment or supplement thereto in reliance upon and in conformity with information relating to the Selling Shareholder, the Shareholder of Record or any Underwriter furnished to the Company in writing by the Selling Shareholder, or the Shareholder of Record or by any such Underwriter through the Representative expressly for use in such Registration Statement and such Prospectus and any amendment or supplement thereto (it being understood and agreed that the only such information furnished by the Selling Shareholder, the Shareholder of Record or any Underwriter consists of the information described as such in Section 9(h) hereof).
     (d) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives (it being understood that none of the Underwriters in their capacity as such and neither the Selling Shareholder or the Shareholder of Record is acting as an agent of the Company)) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Annex B hereto, (iii) each electronic road show and (iv) any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to the Selling Shareholder, the Shareholder of Record or any Underwriter furnished to the Company in writing by the Selling Shareholder, or the Shareholder of Record or by any such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus (it being understood and agreed that the only such information furnished by the Selling Shareholder, the Shareholder of Record or any Underwriter consists of the information described as such in Section 9(h) hereof).
     (e) F-6 Registration Statement. (i) A registration statement in respect of the ADSs on Form F-6 (File No. 333-130952) has been filed with the SEC and has become effective under the Securities Act (such registration statement, including all exhibits thereto, at the time it became effective, being hereinafter referred to as the “F-6 Registration Statement”); (ii) no stop order suspending the effectiveness of the F-6

Registration Statement is in effect and no proceedings for such purpose are, to the knowledge of the Company, pending before or threatened by the SEC; (iii) the F-6 Registration Statement complies and, as amended or supplemented before the Additional Closing Date, if applicable, will comply in all material respects with the Securities Act; (iv) the F-6 Registration Statement, when it became effective, did not contain, and, as amended or supplemented before the Additional Closing Date, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (v) all of the ADSs have been duly registered pursuant to the F-6 Registration Statement.
     (f) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they were filed with the SEC conformed in all material respects to the requirements of the Exchange Act; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, when such documents are filed with the SEC, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (g) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby, any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein, and the other financial information relating to the Company (other than any industry data, market data or market share information) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.
     (h) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the share capital of the Company, nor any material change in the short-term debt or long-term debt of the Company and its subsidiaries taken as a whole, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse change, or, to the knowledge of the Company, any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any governmental or regulatory authority or court or arbitrator.
     (i) Organization and Good Standing. The Company has been duly incorporated and is validly existing under the laws of Luxembourg, and each of the Company’s subsidiaries listed in Schedule 2 (each, a “Material Subsidiary” and, collectively, the “Material Subsidiaries”) has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of their respective jurisdictions of organization, and the Company and the Material Subsidiaries are duly qualified to do business and, with respect to the Material Subsidiaries, are in good standing (to the extent applicable) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are presently engaged, except where the failure to be so qualified or, with respect to the Material Subsidiaries, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.
     (j) Capitalization. The Company has authorized share capital as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Description of Ordinary Shares”; all the outstanding share capital of the Company (including the Shares to be sold by the Selling Shareholder) have been duly and validly authorized and issued and are fully paid and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are not subject to any pre-emptive or similar rights; except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company, any such convertible or exchangeable securities or any such rights, warrants or options;

the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all the outstanding share capital or other equity interests of each Material Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
     (k) Due Authorization. The Company has full corporate power and authority to execute and deliver this Agreement, the Deposit Agreement, the Ternium Purchase Agreement and the Transaction and Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents and the consummation by it of the transactions contemplated by the Transaction Documents has been duly and validly taken.
     (l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (m) Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by, and constitutes a valid and legally binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except, further, as enforceability of indemnification provisions may be limited by considerations of public policy. Upon due and authorized issuance by the Depositary of the ADRs evidencing the ADSs against deposit of the Shares in respect thereof in accordance with the Deposit Agreement and upon payment by the Underwriters for the Shares evidenced thereby in accordance with this Agreement, such ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The Deposit Agreement, the ADSs and the ADRs conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (n) Other Transaction Documents. Each of the Ternium Purchase Agreement and the Transaction and Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. Each of the Purchase Agreements and the Transaction and Registration Rights Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

     (o) No Violation or Default. Neither the Company nor any of its Material Subsidiaries is in violation of its charter or by-laws or similar organizational documents; and neither the Company nor any of its subsidiaries is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument evidencing or securing financial indebtedness to which the Company or such subsidiary is a party or by which the Company or such subsidiary is bound or to which any of the property or assets of the Company or such subsidiary is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any applicable governmental or regulatory authority or court or arbitrator having jurisdiction over the Company or such subsidiary or any of their respective property, except, in the case of clauses (i) and (ii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (p) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the sale by the Selling Shareholder and the Shareholder of Record of the Securities and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument evidencing or securing financial indebtedness to which the Company or such subsidiary is a party or by which the Company or such subsidiary is bound or to which any of the property or assets of the Company or such subsidiary is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Material Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any governmental or regulatory authority or court or arbitrator having jurisdiction over the Company or any of its subsidiaries or any of their respective property, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (q) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any governmental or regulatory authority or court or arbitrator is required for the execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated by the Transaction Documents, except for the registration of the Shares and the ADSs under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
     (r) Legal Proceedings. (i) There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the

Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (s) Independent Accountants. Price Waterhouse & Co. S.R.L., which have certified certain financial statements of the Company and its subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is, to the knowledge of the Company, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (t) Investment Company Act. Neither the Company nor any of its subsidiaries is required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”).
     (u) Passive Foreign Investment Company. The Company believes it was not a “passive foreign investment company” as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, for the taxable year ended December 31, 2010; and the Company does not reasonably expect to be considered as such for the taxable year ending December 31, 2011 or any future year.
     (v) Taxes. The Company and its subsidiaries have paid all federal, state and local and other applicable taxes (other than those currently being contested in good faith and for which adequate reserves have been provided in accordance with IFRS) and filed all tax returns required to be paid or filed through the date hereof; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (w) Licenses and Permits. The Company and its Material Subsidiaries possess all orders, licenses and permits and other authorizations (“Permits”) of and from, and have made all filings with, any applicable federal, state, provincial, local or foreign regulatory authorities having jurisdiction over the Company or any of its Material Subsidiaries necessary to conduct their respective businesses as currently conducted, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except to the extent that the failure to possess all such Permits, or to have made such filings, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its Material Subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to any such Permits, and neither the Company nor any such Material Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (x) Compliance with and Liabilities under Environmental Law. The Company and its subsidiaries (i) are and have been, in compliance with any and all applicable federal, state, provincial, local and foreign laws and regulations relating to the protection of human health and safety, the environment, or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, except, in each case, where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect, or except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (y) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act that complies with the requirements of the Exchange Act. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (z) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act and, following the period covered by such evaluation, based on reasonable investigation, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls over financial reporting.
     (aa) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate, in each case acting on behalf of the Company or any of its subsidiaries, has made any payment or taken any action that, at the time of making payment or taking such action, violated any provision of any Luxembourg, Argentinean or Mexican law, rule or regulation regarding illegal payments or corrupt practices, or any provision of the U.S. Foreign Corrupt Practices Act of 1977, in each case, to the extent applicable to any such person.
     (bb) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted in all material respects in compliance with the applicable financial recordkeeping and reporting requirements of the

U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, and with the money laundering statutes of Argentina, Luxembourg and Mexico, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency of Argentina, Luxembourg and Mexico (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (cc) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).
     (dd) No Registration Rights. Other than as contemplated in the Transaction and Registration Rights Agreement, no person has the right to require the Company or any of its Material Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the SEC or, to the knowledge of the Company, the sale of the Securities to be sold by the Selling Shareholder hereunder.
     (ee) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs or the Shares.
     (ff) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (gg) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case, as defined in Rule 405 under the Securities Act. The Company is a “foreign private issuer” (as defined in Rule 3b-4(c) under the Exchange Act). The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (hh) Requirement to File or Record. To ensure the legality, validity, enforcement or admissibility into evidence of the Transaction Documents in a legal or administrative proceeding in Luxembourg, it is not necessary that (x) the Transaction Documents be filed or recorded with any governmental or regulatory authority or court, except that Luxembourg courts may require that any document tabled as evidence be translated into French or German and further except that registration of the Transaction Documents with the Luxembourg Administration de l’Enregistrement et des Domaines may be required in the case of legal proceedings before Luxembourg courts or where the Transaction Documents must be produced before an official authority in Luxembourg, in which case an ad valorem tax over the amount of the payment obligation mentioned in the document so registered will be payable, or (y) that any registration tax, stamp duty or similar tax be paid on or in respect of any of the Transaction Documents other than court costs (including without limitation, filing fees, registration duties and deposits to guarantee judgment required by a court in Luxembourg), except as provided in previous clause (x).
     (ii) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 17(d) of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any U.S. federal or New York state court located in the Borough of Manhattan in The City of New York and has the power to designate, appoint and empower, and pursuant to Section 17(d) of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. federal or New York state court located in the Borough of Manhattan in The City of New York, and service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective under the laws of Luxembourg to confer valid personal jurisdiction over each of the Company.
     4. Representations, Warranties and Agreements of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with, each Underwriter as follows:
     (a) Required Consents; Authority. Except for the registration under the Securities Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky Laws or FINRA in connection with the purchase and distribution of the Securities by the Underwriters, all consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement, and for the sale and delivery of the Securities to be sold by the Shareholder of Record hereunder, have been obtained; and the Selling Shareholder has full corporate power and authority to enter into this Agreement, and the Shareholder of Record has full corporate power and authority to sell, assign, transfer and deliver the Securities to be sold by the Shareholder of Record hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Shareholder.
     (b) No Conflicts. The execution, delivery and performance by the Selling Shareholder of this Agreement, the sale of the Securities to be sold by the Shareholder of Record and the consummation by the Selling Shareholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument evidencing or securing financial indebtedness to which the

Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Shareholder, as applicable, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any governmental or regulatory agency or court or arbitrator, except in the case of (i) and (iii) above, for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Shareholder to perform its obligations hereunder.
     (c) Title to Securities. The Shareholder of Record has good and valid title to the Securities to be sold at the Closing Date or the Additional Closing Date, as the case may be, by the Shareholder of Record hereunder, free and clear of all liens, encumbrances, equities or adverse claims; the Shareholder of Record will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Securities to be sold at the Closing Date or the Additional Closing Date, as the case may be, by the Shareholder of Record, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Securities and payment therefor pursuant hereto, good and valid title to such Securities, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.
     (d) Preliminary Prospectus. No Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, contained any untrue statement of a material fact concerning or relating to the Selling Shareholder or the Shareholder of Record or omitted to state a material fact concerning or relating to the Selling Shareholder or the Shareholder of Record necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and at the Closing Date will not, contain any untrue statement of a material fact concerning or relating to the Selling Shareholder or the Shareholder of Record or omit to state a material fact concerning or relating to the Selling Shareholder or the Shareholder of Record necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Shareholder (including its agents and representatives, it being understood that none of the Underwriters in their capacity as such or the Company is acting as an agent of the Selling Shareholder) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representative.

     (g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto filed on or prior to the Additional Closing Date, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact concerning or relating to the Selling Shareholder or the Shareholder of Record or omit to state a material fact concerning or relating to the Selling Shareholder or the Shareholder of Record required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact concerning or relating to the Selling Shareholder or the Shareholder of Record or omit to state a material fact concerning or relating to the Selling Shareholder or the Shareholder of Record necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (h) No Stabilization. The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs or the Shares.
     (i) Material Information. As of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, the sale of the Shares by the Selling Shareholder is not and will not be prompted by any material information concerning the Company and its subsidiaries which is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (j) No Requirement to File or Record. To ensure the legality, validity, enforcement or admissibility into evidence of the Transaction Documents to which the Selling Shareholder is a party in a legal or administrative proceeding in Brazil, it is not necessary that such Transaction Document be filed or recorded with any governmental or regulatory authority or court or that any registration tax, stamp duty or similar tax be paid on or in respect of such Transaction Document other than court costs (including without limitation, filing fees and deposits to guarantee judgment required by a court in Brazil), and except that, for the purpose of enforcing and admitting such Transaction Document into evidence before the public agencies and courts in Brazil: (i) the signatures of the parties hereto and thereto signing outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by the Brazilian consular office having jurisdiction over the place of execution; (ii) such Transaction Document shall have been translated into Portuguese by a sworn translator in Brazil; and (iii) such Transaction Document and its sworn translation shall have been registered with the appropriate Registry of Titles and Deeds in Brazil.
     (k) Submission to Jurisdiction. The Selling Shareholder has the power to submit, and pursuant to Section 17(d) of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any U.S. federal or New York state court located in the Borough of Manhattan in The City of New York and has the power to designate, appoint and empower, and pursuant to Section 17(d) of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. federal or New York state court located in the Borough of Manhattan in The City of New York, and service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective under the laws of Brazil to confer valid personal jurisdiction over the Selling Shareholder.
     5. Further Agreements of the Company. The Company agrees with each Underwriter as follows:
     (a) Required Filings. The Company shall file the final Prospectus with the SEC within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and shall file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports required to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company shall furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City in such quantities as the Representative may reasonably request, promptly upon the availability of such documents. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) Delivery of Copies. The Company shall deliver during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representative may reasonably request; provided, however, that the Company shall not be required to deliver copies of the Prospectus to the Underwriters if the Underwriters are not required under Rule 172 to deliver a Prospectus in connection with sales of the Securities by any Underwriter or dealer. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer; provided, however, that in case any Underwriter is required under the Securities Act to deliver a prospectus (or in lieu thereof the notice required under Rule 173 of the Securities Act) in connection with the offering or sale of the Securities at any time more than nine months after the date of the this Agreement, the costs of such preparation and furnishing of such amended or supplemented Prospectus shall be borne by the Underwriters.
     (c) Amendments or Supplements, Issuer Free Writing Prospectuses. Prior to termination of the offering of the Securities, before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company shall furnish to the Representative and U.S. counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and shall not use, authorize, approve, refer to or, to the extent practicable, file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.
     (d) Notice to the Representative. The Company shall advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement or, during the Prospectus Delivery Period, the F-6 Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the SEC for any amendment to the Registration Statement or the F-6 Registration Statement, or any amendment or supplement to the Prospectus or the receipt of any comments from the SEC relating to the Registration Statement or any other request by the SEC for any additional information; (v) of the issuance by the SEC of any order suspending the effectiveness of the Registration Statement or, during the Prospectus Delivery Period, the F-6 Registration Statement, or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Registration Statement, the F-6 Registration Statement, the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when any such document is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the SEC to the use of the Registration Statement, the F-6 Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities or ADSs for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company shall use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities or ADSs and, if any such order is issued, shall obtain as soon as possible the withdrawal thereof.
     (e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company shall promptly notify the Underwriters thereof and prepare and, subject to paragraph (c) above, file with the SEC and furnish to the Representative and to such dealers as the Representative may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company shall immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.
     (f) Blue Sky Compliance. The Company shall use its commercially reasonable efforts to qualify the ADSs and Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and shall continue such qualifications in effect so long as required for distribution of the ADSs and the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject or (iv) qualify the Securities for offering and sale under the securities laws of any such jurisdiction for a period in excess of nine months after the date of this Agreement.
     (g) Earning Statements. The Company shall continue to publish its financial results on a quarterly and annual basis and shall furnish or file them with the SEC, as the case may be, in compliance in all material respects with the Exchange Act and in a manner consistent with past practice, for at least twelve months beginning after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (h) Clear Market. For a period of 90 days after the date of the Prospectus, the Company shall not (i) issue, offer, pledge, sell, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement (or equivalent) under the Securities Act or with any other securities regulator relating to the Shares or other share capital of the Company, including in the form of ADSs, or any securities convertible into or exercisable or exchangeable for any Shares or other share capital of the Company, including in the form of ADSs, or publicly disclose the intention to make any issue, offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or other share capital of the Company, including in the form of ADSs, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or other share capital of the Company, including in the form of ADSs, or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the Securities to be sold hereunder. Nothing contained herein shall preclude the Company from using the Shares as consideration in any acquisition it seeks to consummate. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall provide the Representative and the person subject to the lock-up letter described in Section 8(q) with prior written notice of any such announcement that gives rise to an extension of the restricted period.
     (i) No Stabilization. The Company shall not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs or the Shares, other than as a result of actions taken under this Agreement and the Ternium Purchase Agreement.
     (j) Reports. So long as the ADSs are outstanding, the Company shall furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of ADSs, and copies of any reports and financial statements furnished to or filed with the SEC or any national securities exchange or automatic quotation system; provided the Company shall be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system.
     (k) Record Retention. The Company shall, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the Securities Act.
     (l) Tax Gross-Up. The Company agrees with each of the Underwriters to make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any applicable taxing jurisdiction (the “Taxing Jurisdiction”), unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction had been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder or (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges.
     6. Further Agreements of the Selling Shareholder. The Selling Shareholder agrees with each Underwriter as follows:
     (a) Clear Market. For a period of 90 days after the date of the Prospectus, the Selling Shareholder shall not (i) offer, pledge, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or cause to be filed with the SEC a registration statement (or equivalent) under the Securities Act or with any other securities regulator relating to any Shares or other share capital of the Company, including in the form of ADSs, or any securities convertible into or exercisable or exchangeable for any Shares, including in the form of ADSs (including without limitation, such other securities which may be deemed to be beneficially owned by the Selling Shareholder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or other share capital of the Company, including in the form of ADSs, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any Common Shares or other share capital of the Company, or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any Shares or other share capital of the Company, including in the form of ADSs, or any security convertible into or exercisable or exchangeable for Shares or other share capital of the Company, including in the form of ADSs, without the prior written consent of the Representative; provided that the aforementioned restrictions on transfers of securities shall not apply to (i) sales of shares, including in the form of ADSs, in the offering of ADSs contemplated hereby or pursuant to the Purchase Agreement Sales or (ii) transfers of securities to any affiliate of the Selling Shareholder; provided further that, in the case of any transfer pursuant to sub-clause (ii), (1) each transferee shall agree to be bound by the restrictions on transfer in this clause (a), and (2) no filing by any party (transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     (b) Tax Form. The Selling Shareholder shall deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the U.S. Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.
     (c) Notification of Material Changes. During the Prospectus Delivery Period, the Selling Shareholder shall advise the Representative promptly, and if requested by the Representative, shall confirm such advice in writing, of the occurrence of any event that comes to the attention of the Selling Shareholder within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading.
     (d) Tax Gross-Up. The Selling Shareholder agrees with each of the Underwriters to make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any applicable Taxing Jurisdiction, unless the Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder or (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges. The Selling Shareholder further agrees to indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the sale of the Securities, and on the execution, delivery and performance of this Agreement.
     (e) OFAC. The Selling Shareholder will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     7. Certain Agreements of the Underwriters. Each Underwriter hereby represents, warrants and agrees, severally but not jointly, that:

     (a) such Underwriter has not used, authorized use of, referred to or participated in the planning for use of, and shall not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) other than (i) one or more term sheets relating to the Securities that are free writing prospectuses that contain no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus and that contain only preliminary terms of the Securities and related customary information not inconsistent with any final term sheet filed by the Company pursuant to Section 5(a), (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.
     (b) such Underwriter has not and shall not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the ADSs unless such terms have previously been included in a free writing prospectus filed with the SEC.
     (c) such Underwriter is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and shall promptly notify the Company and the Selling Shareholder if any such proceeding against it is initiated during the Prospectus Delivery Period).
     8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date or, to the extent specified below, the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or F-6 Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the SEC; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the SEC under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the SEC for additional information shall have been complied with to the reasonable satisfaction of the Representative.
     (b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of the Selling Shareholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

     (c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities of or guaranteed by the Company or any of its subsidiaries that are rated by a nationally recognized statistical rating agency, (i) no downgrading shall have occurred in the rating accorded any such debt securities and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof (considered without regard to the knowledge of the Company) shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
     (e) Officers’ Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and the representations of the Company set forth in Sections 3(b), 3(c) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
     (f) Selling Shareholder’s Certificate. The Underwriters shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the Selling Shareholder, in form and substance reasonably satisfactory to the Underwriters, (A) confirming that it has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the best of its knowledge, the representations of the Selling Shareholder set forth in Sections 4(f), 4(g) and 4(h) hereof are true and correct and (B) confirming that the other representations and warranties of the Selling Shareholder in this agreement are true and correct and that the Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (g) Comfort Letters. On the date of this Agreement and on the Closing Date, as the case may be, Price Waterhouse & Co. S.R.L. shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letters delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.
     (h) Opinion and 10b-5 Disclosure Letter of U.S. Counsel for the Company. Sullivan & Cromwell LLP, U.S. counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 disclosure letter, dated the Closing Date or (in the case of the opinion only) the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex C-1 hereto.
     (i) Opinion of Luxembourg Counsel for the Company. Elvinger, Hoss & Prussen, Luxembourg counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex C-2 hereto.
     (j) Opinion and 10b-5 Disclosure Letter of General Counsel of the Company. Fernando Duelo Van Deusen, General Counsel of the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 disclosure letter, dated the Closing Date or (in the case of the opinion only) the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex C-3 hereto.
     (k) Opinion of U.S. Counsel for the Selling Shareholder. Mayer Brown LLP, U.S. counsel for the Selling Shareholder, shall have furnished to the Representative, at the request of the Selling Shareholder, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex C-4 hereto.
     (l) Opinion of Brazilian Counsel for the Selling Shareholder. Tauil & Chequer Advogados Associado ao Mayer Brown LLP, Brazilian counsel for the Selling Shareholder, shall have furnished to the Representative, at the request of the Selling Shareholder, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex C-5 hereto.
     (m) Opinion of Danish Counsel for the Selling Shareholder. Michael H. Steffensen, Danish counsel for the Selling Shareholder, shall have furnished to the Representative, at the request of the Selling Shareholder, their written opinion, dated the

Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex C-6 hereto.
     (n) Opinion of Counsel for the Depositary. The Company shall have requested and caused Emmet, Marvin & Martin LLP, counsel to the Depositary, to furnish to the Representative their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex C-7 hereto.
     (o) Opinion and 10b-5 Disclosure Letter of U.S. Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date or (in the case of the opinion only) the Additional Closing Date, as the case may be, the written opinion and 10b-5 disclosure letter of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (p) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state, local or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Securities by the Selling Shareholder; and no injunction or order of any federal, state, local or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Securities by the Selling Shareholder.
     (q) Exchange Listing. The ADS, including the Underlying Shares, to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange (the “Exchange”), subject to official notice of issuance.
     (r) Lock-up Agreements. The “lock-up” agreement, substantially in the form of Exhibit A hereto, between the Representative and Techint Holdings S.ar.l relating to sales and certain other dispositions of share capital of the Company or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.
     (s) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholder shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters.

     9. Indemnification and Contribution.
     (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Pricing Disclosure Package in reliance upon and in conformity with any information relating to the Selling Shareholder, the Shareholder of Record, or any Underwriter furnished to the Company in writing by the Selling Shareholder, the Shareholder of Record or by such Underwriter through the Representative expressly for use therein (it being understood and agreed that the only such information furnished by the Selling Shareholder, the Shareholder of Record or any Underwriter consists of the information described as such in Section 9(h)).
     (b) Indemnification of the Underwriters by the Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Pricing Disclosure Package in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(h)); provided, however, that unless (x) the Company fails, for whatever reason, to comply with its indemnity obligations set forth in Section 9(a) within a period of 90 days from the date the Company receives notice from any Underwriter of the occurrence of an event or circumstance that gives rise to indemnity pursuant to the provisions of Section 9(a) (or thereafter fails to so comply), or (y) a Bankruptcy Event occurs, then the indemnity obligations in this

Section 9(b) shall only extend to information relating to the Selling Shareholder or the Shareholder of Record. For the purposes of this Section 9(b), a “Bankruptcy Event” shall occur if the Company (i) stops paying, or admits that it is generally unable to pay, its debts as they become due (excluding for such purposes the portion of any such debts as to which a reputable and creditworthy insurance company has acknowledged liability in writing); (ii) commences voluntary proceedings under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or files an application for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official, in relation to the Company; (iii) enters into any composition or other similar arrangement with such party’s creditors, or a proceeding is initiated against the Company under applicable bankruptcy or insolvency law or law with similar effect and is not discharged or removed within 30 days; (iv) is adjudicated or found bankrupt or insolvent, or the Company is ordered by a court or passes a resolution to distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against, the undertakings or assets of the Company and is not discharged, removed or stayed within 30 days; or (v) any event occurs or action is taken that has effects similar to those events or actions described herein; and provided, further, that the aggregate amount of the Selling Shareholder’s liability pursuant to this Section 9(b) shall not exceed the aggregate amount of gross proceeds received by such Selling Shareholder from the sale of the Securities hereunder.
     (c) Indemnification of the Company and the Selling Shareholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Shareholder to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Pricing Disclosure Package (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(h)).
     (d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided, that any such written notice seeking indemnification sent to the Company shall also be sent to the Selling Shareholder; provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and all persons, if any, who control such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Representative, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholder shall be designated in writing by it. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (e) Contribution. If the indemnification provided for in paragraphs (a), (b), (c) and (d) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Shareholder (which shall also be attributed to the Company) from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (f) Limitation on Liability. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall (i) an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the liability of the Selling Shareholder pursuant to paragraph (c) above, when taken together with any other amounts thereby paid pursuant to Section 9(b), shall not exceed the aggregate amount of gross proceeds actually received by the Selling Shareholder from the sale of the Securities hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.
     (g) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     (h) Underwriter Information. It is understood and agreed upon that the only information furnished by any Underwriter for purposes of this Agreement consists of the following information in the Pricing Disclosure Package and the Prospectus furnished on behalf of each Underwriter: the name of each Underwriter; the concession figure appearing in the fourth paragraph under the caption “Underwriting”; and the information contained in the twelfth, thirteenth and fifteenth paragraphs under the caption “Underwriting.” It is understood and agreed upon that the only information furnished by the Selling Shareholder and the Shareholder of Record for purposes of this Agreement consists of the following information in the Pricing Disclosure Package and the Prospectus furnished on behalf of the Selling Shareholder and the Shareholder of Record: the name of the Selling Shareholder and the Shareholder of Record; the information under the caption “Major shareholders” relating to the beneficial ownership of Shares by the Selling Shareholder; and the information contained under the caption “Underwriting—Expenses of the offering.”
     10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     11. Termination. This Agreement may be terminated, in the absolute discretion of the Representative, by notice to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Exchange, the Nasdaq Stock Market, the American Stock Exchange, the Chicago Board Options Exchange or the Designated Contract Markets of the CME Group Inc.; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a material disruption in securities settlement or clearance services in the United States shall have occurred; (iv) a general moratorium on commercial banking activities (or equivalent) shall have been declared by Argentinean, Mexican, U.S. federal or New York state authorities; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
     12. Defaulting Underwriter.
     (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriter may in its discretion arrange for the purchase of such Securities by other persons satisfactory to the Company and the Selling Shareholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriter does not arrange for the purchase of such Securities, then the Company and the Selling Shareholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriter to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriter or the Company and the Selling Shareholder may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter by the non-defaulting Underwriter, the Company and the Selling Shareholder as provided in Section 12(a), the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company and the Selling Shareholder shall have the right to require the non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter by the non-defaulting Underwriter, the Company and the Selling Shareholder as provided in Section 12(a), the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company and the Selling Shareholder shall not exercise the right described in Section 12(b), then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriter to purchase Securities on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriter. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company or the Selling Shareholder, except that the Company and the Selling Shareholder shall continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholder or any non-defaulting Underwriter for damages caused by its default.
     13. Payment of Expenses.
     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Selling Shareholder shall pay or cause to be paid all reasonable and documented costs and expenses incident to the performance of its obligations hereunder, including, without limitation, the following: (i) the costs incident to the authorization, sale, preparation and delivery of the Shares and the ADSs and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of any counsel to the Company, the Selling Shareholder and the Underwriters; (v) the fees and expenses of the

Company’s independent registered public accounting firm; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares and the ADSs under state or foreign securities or Blue Sky laws of such jurisdictions as the Representative may designate, and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of U.S. counsel for the Underwriters); (vii) the fees and expenses of the Depositary and its counsel; (viii) the fees and expenses of any transfer agent and any registrar; (ix) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (x) all expenses incurred in connection with any “road show” presentations to potential investors; and (x) all expenses and application fees related to the listing of the ADSs on the Exchange.
     (b) If (i) this Agreement is terminated pursuant to Section 11, (ii) the Selling Shareholder for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Selling Shareholder shall reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholder or the Underwriters.
     16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     17. Miscellaneous.
     (a) Authority of J.P. Morgan Securities LLC. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters; and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk. Notices to the Company shall be given to the Company’s Chief Financial Officer (fax no.: +(54)(11)4018-2786), with a copy (that will not constitute notice) to the Company’s General Counsel (fax no.: +(54)(11)4018-1075) and to Diego E. Parise, Esq., Mitrani, Caballero, Rosso Alba, Francia, Ojam & Ruiz Moreno (Fax: (54)(11)4590-8608) . Notices to the Selling Shareholder shall be given to it at Rua Professor José Vieira de Mendonça, 3011—Engenho Nogueira, 31310-260 — Belo Horizonte, MG, Brazil, (Fax: +55(31) 3499 8771); Attention: Ronald Seckelmann.
     (c) Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Submission to Jurisdiction. Each of the Company and the Selling Shareholder hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholder waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Shareholder irrevocably appoints CT Corporation, located at 111 Eight Avenue, 13th floor, New York, New York 10011, and National Corporate Research, Ltd., located at 10 East 40th Street, 10th floor, New York, New York 10016, respectively, as their authorized agents in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agents, and written notice of such service to the Company and the Selling Shareholder, as the case may be, by the person serving the same to the address provided in Section 17(b), shall be deemed in every respect effective service of process upon the Company and the Selling Shareholder, as the case may be, in any such suit or proceeding. Each of the Company and the Selling Shareholder hereby represents and warrants that their respective authorized agents have accepted such appointment and have agreed to act as such authorized agent for service of process. Each of the Company and the Selling Shareholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of their respective authorized agents in full force and effect for a period of seven years from the date of this Agreement. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
     (e) Judgment Currency. The Company and the Selling Shareholder, severally and not jointly, agree to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
     (f) Research Analyst Independence. The Company and the Selling Shareholder acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and the Selling Shareholder and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Shareholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advise communicated to the Company or the Selling Shareholder by such Underwriters’ investment banking divisions. The Company and the Selling Shareholder acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     (g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (h) Waiver of Immunity. To the extent that the Company or the Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Luxembourg, Argentina, Mexico, Brazil or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, each of the Company and the Selling Shareholder hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.
     (i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, TERNIUM S.A.
/s/ Pablo D. Brizzio
Name:	Pablo D. Brizzio
Title:	Attorney-in-Fact

/s/ Sebastian Marti
Name:	Sebastian Marti
Title:	Attorny-in-Fact

Signature page to the Underwriting Agreement

USINAS SIDERÚRGICAS DE MINAS GERAIS S.A. — USIMINAS
/s/ Wilson Nelio Brumer
Name:	Wilson Nelio Brumer
Title:	Chief Executive Officer

/s/ Ronald Seckelman
Name:	Ronald Seckelman
Title:	Chief Financial Officer

Signature page to the Underwriting Agreement

Accepted:

J.P. MORGAN SECURITIES LLC
/s/ Uziel Fradkin
Name:	Uziel Fradkin
Title:	Managing Director

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.
Signature page to the Underwriting Agreement

STATE OF NEW YORK	)
: ss.
COUNTY OF NEW YORK	)
     On this 9th day of February 2011 before me, a notary public within and for said country, personally appeared Uziel Fradkin, to me personally known who being duly sworn, did say that such person is Managing Director and authorized signatory of J.P. Morgan Securities LLC, which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.

By	/s/ Louise Friello
(Notary Public)
Name: Louise Friello

My Commission Expires:
(SEAL)
Signature page to the Underwriting Agreement

Schedule 1

Number of ADSs
being sold by the Selling
Underwriter	Shareholder
J.P. Morgan Securities LLC	12,444,119
BTG Pactual US Capital Corp.	942,736
Citigroup Global Markets Inc.	1,649,789
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,885,473
Morgan Stanley & Co. Incorporated	1,885,473

Total	18,807,590

Schedule I-1

Schedule 2
Material Subsidiaries of the Company
Siderar S.A.I.C.
Ternium México S.A. de C.V.
Schedule 2-1

Annex A
Pricing Information Provided by Underwriters
•	Number of ADSs being sold by the Selling Shareholder: 18,807,590 ADSs

•	Price to Public: U.S.$36.00 per ADS
Annex A-1

Annex B
Issuer Free Writing Prospectuses
None.
Annex B-1

Annex C-1
Form of Opinion and 10b-5 Disclosure Letter of Sullivan & Cromwell LLP, U.S. Counsel to
the Company
[•], 2011
J.P. Morgan Securities LLC,
     as Representative of the several Underwriters,
          383 Madison Avenue,
               New York, New York 10179.
Ladies and Gentlemen:
          In connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated as of [•] (the “Underwriting Agreement”), among Ternium S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg (the “Company”), Usinas Siderúrgicas de Minas Gerais S.A. and you, as Representative of the several Underwriters named therein (the “Underwriters”), of [•] American Depositary Shares (“ADSs”), each ADS representing the right to receive ten shares, par value US $1.00 per share, of the Company (the “Shares”), and evidenced by American Depositary Receipts (“ADRs”), issued pursuant to the Deposit Agreement, dated as of [January 11], 2006 (the “Deposit Agreement”), among the Company, The Bank of New York, as depositary (the “Depositary”), and the owners and beneficial owners from time to time of ADRs issued thereunder, we, as special United States counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of United States federal and New York state law as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:
Annex C-1-1

     (1) Assuming the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as the laws of the Grand Duchy of Luxembourg are concerned, it has been duly executed and delivered by the Company.
     (2) Assuming the Deposit Agreement has been duly authorized, executed and delivered by the Company insofar as the laws of the Grand Duchy of Luxembourg are concerned, it has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and except that enforcement of indemnification rights under the Deposit Agreement may be limited by applicable law or considerations of public policy.
     (3) The performance by the Company of its obligations under the Opinion Documents will not violate any Covered Laws.
     (4) The performance by the Company of its obligations under the Opinion Documents will not result in a default under or breach or violation of the Loan Agreement, dated July 12 2007, among Hylsa S.A. de C.V. as Borrower and Guarantor, Calyon New York Branch as Administrative Agent and the other parties thereto provided, however, that we are expressing no opinion in this paragraph as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar amount, ratio or percentage.
     (5) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Covered Laws for the performance by the Company of its obligations under the Opinion Documents have been obtained or made.
Annex-C-1-2

     (6) The Registration Statement became effective under the Securities Act of 1933 on [January 31], 2011, the Prospectus dated [__] as amended by a Prospectus Supplement dated [__], 2011 was filed on [__], 2011 pursuant to Rule 424(b) under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.
     (7) The Company is not, and after completion of the purchases and sale contemplated by the Opinion Documents will not be, required to register as an “investment company” as defined in the US Investment Company Act of 1940.
     (8) Under the laws of New York relating to submission to personal jurisdiction, the Company has, pursuant to Section 17(d) of the Underwriting Agreement, validly and irrevocably submitted to the personal jurisdiction of any federal court of the United States or any court of the State of New York located in the Borough of Manhattan in The City of New York, in any suit or proceeding arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby, has validly and irrevocably waived, to the fullest extent it may effectively do so, any objection to the venue of a proceeding in any such court, has validly appointed CT Corporation System in New York as its authorized agent for service of process, and service of process effected on such agent in the manner set forth in the Underwriting Agreement and otherwise in accordance with applicable law will be effective to confer valid personal jurisdiction over the Company in any such proceeding, in each case, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and assuming (a)
Annex-C-1-3

the due authorization, execution and delivery of the Underwriting Agreement by the Underwriters and (b) the validity and effectiveness of such submission and appointment insofar as the laws of the Grand Duchy of Luxembourg are concerned.
          We are expressing no opinion in paragraphs (3) and (4) above, insofar as performance by the Company of its obligations under the Underwriting Agreement is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinions in paragraphs (3) and (4) above, “Opinion Documents” means the Underwriting Agreement, the Transaction and Registration Rights Agreement, dated [-], 2011, among the Company, Techint Holdings S.àr.l. (“Techint”) and Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas (“Usiminas”) and the Purchase Agreement, dated [-], 2011, between [the Company], [Techint], Usiminas Europa A/S and Usiminas, and “Covered Laws” means the federal laws of the United States and the laws of the State of New York (including the published rules or regulations thereunder) that in our experience normally are applicable to general business corporations and transactions such as those contemplated by the Underwriting Agreement; provided, however, that such term does not include Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Underwriting Agreement or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets.
          In connection with our opinion set forth in paragraph (8) above, we assume that any such action will be properly brought in a court having jurisdiction over the subject matter, and we are expressing no opinion with respect to the subject matter jurisdiction of any such
Annex-C-1-4

court. Also, we are expressing no opinion as to whether or under what circumstances such a court might decline to accept jurisdiction over such action on the ground that New York is an inconvenient forum.
          The foregoing opinions are limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. In rendering the foregoing opinion, we have, with your approval, assumed that the Company has been duly organized and is an existing company under the laws of Grand Duchy of Luxembourg. With respect to all matters of Luxembourg law, we note that you have received the opinions, dated the date hereof, of Elvinger, Hoss & Prussen, special Luxembourg counsel for the Company, and, with respect to all matters of Argentine and Mexican law, we note that you have received the opinions, dated the date hereof, of Fernando Duelo Van Deusen, General Counsel of the Company, delivered to you pursuant to Sections 8(i) and 8(j) of the Underwriting Agreement.
          We have also relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.
Very truly yours,
Annex-C-1-5

February [15], 2011
J.P. Morgan Securities LLC,
     as Representative of the several Underwriters,
          383 Madison Avenue,
               New York, New York 10179.
Ladies and Gentlemen:
     This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of [•] shares, par value U.S. $1.00 per share (the “Securities”), of Ternium S.A., a société anonyme organized under the laws of the Grand Duchy of Luxembourg (the “Company”), represented by American Depositary Shares (“ADSs”), each representing the right to receive ten Securities.
     The Registration Statement relating to the Securities (File No 333-171964) was filed on Form F-3 in accordance with the procedures of the Securities and Exchange Commission (“Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the prospectus, dated January 31, 2011 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated February [9], 2011 (“Prospectus Supplement”). The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s

Annex-C-1-6

business and affairs since, pursuant to Form F-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.
     As special United States counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, the Preliminary Prospectus Supplement, dated January 31, 2011 (the “Preliminary Prospectus Supplement”), and the Prospectus Supplement and participated in discussions with your representatives and those of the Company, its accountants and its Luxembourg and Argentine counsel. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company and its counsel concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, letters addressed to you from the Company’s accountants and opinions addressed to you from the Company’s counsel. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form F-3 and the character of prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement under the captions “Description of American Depositary Shares” and “U.S. Taxation of Debt Securities” and “U.S. Taxation of

Annex-C-1-7

Ordinary Shares and American Depositary Receipts”, insofar as they relate to provisions of the Deposit Agreement, dated as of January 31, 2006, among the Company, The Bank of New York and the owners and beneficial owners from time to time of American depositary receipts s issued thereunder, or insofar as they relate to provisions of United States Federal tax law therein described, constitute a fair and accurate summary of such provisions in all material respects.
     Further, nothing that come to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,
     (a) the Registration Statement, as of the date of the Prospectus Supplement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
     (b) the Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, when considered together with the number of Securities, the price to the public and underwriting discount for the Securities set forth on the cover of the Prospectus Supplement, as of [•] [a.m./p.m.], February [9], 2011 contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Annex-C-1-8

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the preceding paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement, except to the extent noted in the fourth sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement, as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or auditors’ report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement.
     This letter is furnished by us, as special United States counsel to the Company, to you, as Representative of the several Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted,

Annex-C-1-9

referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.
Very truly yours,

Annex-C-1-10

Annex C-2
Form of Opinion of Elvinger, Hoss & Prussen, Luxembourg Counsel to the Company
J.P. Morgan Securities LLC
As Representative of the several
Underwriters listed in Schedule 1 of
the Underwriting Agreement,
383, Madison Avenue
New York, New York 10179
DRAFT (4) 2011 01 30
Luxembourg, [] January 2011
O/Ref. : Pit/TH/RBE/th/rd
Re : Ternium S.A. — Offering of up to [] Shares of Ternium S.A.
Ladies and Gentlemen,
(I) We have acted as special Luxembourg counsel to Ternium S.A.. a société anonyme incorporated under the laws of Luxembourg, with registered office at 46a, avenue John F. Kennedy, L1855 Luxembourg, registered with the RCS under number B98.668 (the “Company”), as to Luxembourg law, in connection with the proposed sale to the Underwriters by Usiminas Europe A/S (the “Selling Shareholder”) of (i) [ ] Shares of the Company (the “Firm Shares”) represented by ADSs (each ADS representing 10 Shares), and (ii) up to [ ] Shares of the Company (the “Option Shares”) represented by ADSs (each ADS representing 10 Shares) at the option of the Underwriters, as well as the proposed offering of the Firm Shares and the Option Shares (the “Offer”) and the filing of the Registration Statement (the “Filing”) with the SEC pursuant to the United States Securities Act of 1933 and have been asked by the Company to provide for the present opinion with respect to the Company and the laws of Luxembourg.
(II) For the purpose hereof we have examined the Documents set forth in Schedule 1 hereto.
     Capitalised words and expressions used herein shall have the meaning given herein (including Schedule 1) when used in this opinion as defined terms.
     Except for the Documents, we have not, for the purposes of this opinion, examined any contracts, instruments or other documents even if referred to or annexed to as schedules or exhibits to the Documents entered into by, or affecting any of, the parties or any other corporate

Annex C-2-1

records, unless expressly listed in Schedule 1 hereto. We have not made any other enquiries or searches (whether within this firm or otherwise), except as mentioned herein.
     We have made an enquiry on the website of the Bar of Luxembourg (Barreau de Luxembourg) (www.barreau.lu) on [•] 2011 at [•] (CET) whether bankruptcy proceedings against the Company have been filed with the court in Luxembourg. Our enquiry showed that no such procedure had been filed to that time or was currently pending before the court and this was confirmed by the delivery of the Certificate. We have made a company search on the Company on the website of the RCS on [•] 2011. It should be noted that such enquiries are not capable of conclusively revealing whether the Company is subject to any insolvency proceedings or whether a writ has been served on the Company but has not yet been enrolled with the court and thus we cannot opine as to whether a writ has been served on the Company but has not yet been enrolled with the court. The file of the RCS as at the time of the search did not include a reference to a pending liquidation procedure in relation to the Company. It should be noted that notice of a winding-up order or a resolution passed may not be filed with the RCS immediately or may, even though filed, not be published on the website of the RCS immediately. Thus, we cannot opine as to whether any liquidation or bankruptcy or similar procedure has been initiated.
(III) The present opinion relates only to the laws of Luxembourg as the same are in force and are construed at the date hereof and is given on the basis that it will be governed by, and construed in accordance with the laws of Luxembourg. We neither express nor imply any view or opinion on and/or in respect of the laws of any jurisdiction other than Luxembourg, and have made no investigation of any other law (including without limitation the laws or acts referred to in the Documents (other than Luxembourg law)) which may be relevant to any of the documents submitted to us or the opinions herein contained. We express no opinion as to any matter of fact or the accuracy of any financial statements, representations or warranties or calculations referred to in, or required by the terms of, any Documents or otherwise. We express no opinion on the contents of the Prospectus except as specifically set out in opinions [(IV) [][]] hereafter.
III. For the purpose of rendering this opinion, we have assumed:
(i)	the genuineness of all signatures and seals and that all Documents are duly signed by the persons purported to have signed them;

(ii)	the completeness and conformity to originals of all documents supplied to us as certified, photostatic, scanned, electronically transmitted copies or other copies (including, but not limited to, the Documents) and the authenticity of the originals of such documents and the conformity to originals of the latest drafts reviewed by us;

(iii)	that each of the parties to each of the Documents other than the Company, is duly incorporated and organized as a validly existing legal entity with the capacity, power, authority and right (or in the case of individuals, has the requisite capacity, power, authority and right) to enter into the Documents to which it is a party and to perform its obligations thereunder, that all authorisation procedures by each such party (other than the Company as to Luxembourg law only) for the execution

Annex-C-2-2

and performance by it of each of the Documents to which it is a party have been duly fulfilled and that the execution and performance of each of the Documents by or on behalf of each of such parties (other than the Company) has been, and (including the Company) will remain, duly and validly approved and authorised;

(iv)	the Documents have been duly signed, executed and delivered on behalf of each of the parties (other than the Company) thereto by a person or persons duly authorised to do so on the date thereof;

(v)	the Prospectus and the Underwriting Agreement have been executed on behalf of the Company by [].

(vi)	the execution, delivery and performance by each of the parties (other than the Company as to Luxembourg law only) of the Documents to which they are a party to, is legal, valid and binding on them under the laws, of their place of incorporation, organisation or residence respectively and under all applicable laws other than the laws of Luxembourg to the extent stated in this opinion, and in particular the governing law thereof and have been and remain duly approved and authorised by all necessary governmental and other action in accordance with their respective constitutive documents, the laws of their respective places of incorporation, organisation or residence respectively and such other laws other than as required by Luxembourg law;

(vii)	that there is no matter under the laws of any jurisdiction (other than Luxembourg) which would or might adversely affect the opinions herein expressed;

(viii)	that all obligations under the Documents are valid, legally binding upon and enforceable (and are not subject to avoidance by any person) against the parties as a matter of all relevant laws (except Luxembourg law) and in particular without limitation their governing law, most notably, that the respective expressed governing law is valid as a matter of the governing law, and in all applicable jurisdictions (other than Luxembourg) and that there is no provision of the laws of any jurisdiction (except as to the Company, Luxembourg) that would have a bearing on the foregoing;

(ix)	the due compliance with all matters (including, without limitation, the obtaining of the necessary consents and the payment of stamp duties and other documentary taxes and charges) under such laws, other than Luxembourg law, as may relate to the Documents or the persons expressed to be parties thereto or the performance or enforcement by or against such parties of such of their obligations or rights as are to be performed or enforced outside Luxembourg;

(x)	that none of the parties to the Documents has passed a voluntary winding-up resolution, that no petition has been presented or order made by a court or any other competent authority for the winding-up, dissolution, administration, bankruptcy or for the submission of any such person to the procedures of

Annex-C-2-3

bankruptcy (where relevant), controlled management or receivership or any analogous proceedings and no analogous proceedings under the law of its place of establishment or incorporation or centre of main interest, as the case may be, or where it carries on its business, have been taken in relation to it and no receiver, manager, trustee or similar officer has been appointed in relation to it or any of its respective assets or revenues;

(xi)	that all conditions precedent to the effectiveness of each of the Documents have been satisfied and that each of the Documents is in full force and effect as against the parties thereto;

(xii)	that the terms of the Documents are and will be strictly observed and performed by the parties thereto;

(xiii)	that all authorisations, consents or clearances of or by any authority of any country other than Luxembourg which may be required in connection with the execution, delivery and performance of the Prospectus, the Underwriting Agreement, the issue of the ADSs and the ADRs, the Offer and the Filing have been obtained;

(xiv)	that no offer of securities (including the Firm Shares and the Option Shares, ADSs or ADRs) is made which would require the approval by the relevant authority of and publication of a prospectus pursuant to the Directive 2003/71/EC and the laws implementing such directive;

(xv)	that there have been no amendments to the Documents in the form delivered to us for the purposes of this opinion;

(xvi)	no proceedings have been instituted or injunction granted against the Company to restrain it from performing any of its obligations under the Documents;

(xvii)	the terms used in the Documents carry the meaning ascribed to them in vernacular English;

(xviii)	the Documents accurately record the whole of the terms agreed between the parties thereto relevant to this opinion;

(xix)	that the Board Resolutions, and the Articles of Association are complete and accurate and have not been amended or rescinded and are in full force and effect;

(xx)	[that the Register is complete, accurate and up to date; ]

(xxi)	that the Excerpt is complete, accurate and up to date;

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(xxii)	that each of the Documents has been entered into for bona fide commercial reasons by each of the parties thereto and are in the best corporate interest of the Company;

(xxiii)	there is no other agreement, undertaking, representation or warranty (oral or written) and no other arrangement (whether legally binding or not) between all or any of the parties or any other matter which renders such information inaccurate, incomplete or misleading or which affects the conclusions stated in this opinion;

(xxiv)	the binding effect of the Documents on the parties is not affected by duress, undue influence or mistake and none of the Documents has been entered into by any party in connection with money laundering or any other unlawful activity;

(xxv)	that none of the Underwriters is residing in Luxembourg or has a permanent establishment in Luxembourg for tax purposes; and

(xxvi)	that the Company has its place of principal management and its centre of main interests in Luxembourg and has no establishment outside Luxembourg, in each case as such terms are defined in Council Regulation (EC) n°1346/2000 of 29 May 2000 on insolvency proceedings or Luxembourg law, as applicable.
(IV) Based upon, and subject to, the foregoing and subject further to the reservations and qualifications set out herein and having regard to such legal considerations as we deem relevant, we are of the opinion that under the laws and regulations of Luxembourg in effect on the date hereof:
(i)	The Company has been duly incorporated and is validly existing as a société anonyme under the laws of Luxembourg, with corporate power and authority to own its properties and to conduct its business as described in the Articles of Association and to enter into the transactions contemplated in the Underwriting Agreement in connection with the sale by the Selling Shareholder of the Firm Shares and, as the case may be, the Option Shares;

(ii)	The Company’s authorised share capital is set at USD 3.5 billion represented by 3.5 billion shares of the Company of a nominal value of one (1) USD each (including the issued shares) and pursuant to the Articles of Association conforms in all material respects to the description thereof contained in section “Description of Ordinary Shares” sub-section “General” of the Prospectus.

(iii)	The Company has pursuant to the Articles of Association an issued share capital of [2,004,743,442] USD represented by [2,004,743,442] shares with a nominal value of one (1) USD each (the “Shares”). The Shares (which include the Firm Shares and the Option Shares) have been duly and validly issued and are fully paid and the Shares conform in all material respects to the description thereof contained in section “Description of Ordinary Shares” sub-section “General” in the Prospectus;

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(iv)	Based solely on our review of the Register which we carried out on [] at [] the Firm Shares and the Option Shares are free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind;

(v)	No consent, approval, authorisation or order of, or filing with, any Luxembourg governmental agency or body or any court is required to be obtained or made by the Company for the execution, delivery and performance of the Underwriting Agreement by the Company or the consummation of the transactions contemplated by the Underwriting Agreement in connection with the sale of the Firm Shares and as the case may be, the Option Shares, by the Selling Shareholder [except that the transfer of Shares must be registered in the Register of the Company];

(vi)	The Underwriting Agreement has been duly authorised and executed by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(vii)	The Deposit Agreement was duly authorised by the 2006 Board Resolution and duly executed by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(viii)	The Prospectus, and the filing of the Registration Statement with the SEC, have been duly authorized by and on behalf of the Company, and if executed pursuant to [(III)(v)] the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(ix)	Neither the sale of the Firm Shares and as the case may be of the Option Shares, by the Selling Shareholder, nor the consummation of any other of the transactions contemplated in the Underwriting Agreement in connection therewith will conflict with, result in a breach or violation of the Articles of Association;

(x)	It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement and the Deposit Agreement that any such document be stamped, filed, recorded or registered with any court or other authority in Luxembourg provided however that in case of an action before a court in Luxembourg, the court may order that the relevant document(s) referred to in the summons or tabled be registered and an ad valorem registration tax, the rate of which will depend on the underlying agreement reflected in any such document(s), will become payable except in limited circumstances which include in case of the enforcement proceedings in relation to a judgment within the scope of application of EC Regulation No. 44/2001 inter alia on the enforcement of foreign judgments. The tax rate for documents containing acknowledgement of debt is generally of 0.24% of the relevant amounts.;

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(xi)	The Courts of Luxembourg will recognise and enforce the choice of New York law as the governing law of the Underwriting Agreement stated to be governed thereby;

(xii)	The Courts of Luxembourg will give effect to the submission by the Company to the jurisdiction of the New York Courts under the Underwriting Agreement as and to the extent provided for therein;

(xiii)	Any civil judgment by a court in the State of New York against the Company on an action based on the Underwriting Agreement (to the extent provided for therein) would be declared enforceable in Luxembourg by the Luxembourg courts subject to the exequatur procedure, without re-examining the merits of the case, provided that the following conditions laid down by Luxembourg law for the enforcement of the judgment of a foreign court may have to be justified:
(1)	the judgement is enforceable in New York;

(2)	the New York Court had jurisdiction over the subject matter of the action leading to the judgment;

(3)	the New York Court acted in accordance with its own procedural laws;

(4)	the judgment was granted following proceedings where the counterparty had the opportunity to appear, and if it appeared, to present a defence;

(5)	the New York Court applied the substantive laws chosen by the parties to govern the relevant Agreement; and

(6)	the judgment is not contrary to the public order of Luxembourg.
(xiv)	Other than as described in the Prospectus, under the current laws and regulations of Luxembourg, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the Depositary in Euro that may be converted into United States Dollars.

(xv)	The descriptions contained in the Prospectus under the headings “Material Luxembourg Tax Considerations For Holders Of Ordinary Shares,” insofar as such statements summarize Luxembourg legal matters, are accurate and fair summaries of such Luxembourg legal matters;
V. The foregoing opinions are subject to the following reservations:
(i)	The opinions expressed herein are subject to all limitations by reason of gestion contrôlée, concordat, faillite, bankruptcy, moratorium (sursis de paiement) and

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other, insolvency, moratorium, controlled management, general settlement with creditors, reorganisation or similar laws affecting creditors’ rights generally;

(ii)	Certain obligations other than payment obligations may not be the subject of specific performance pursuant to Court orders, but may result only in damages;

(iii)	Any certificate, determination, calculation or recordation which would by contract be deemed to be conclusive may not be upheld by the Luxembourg Courts;

(iv)	A Luxembourg Court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party before a Luxembourg Court and a Luxembourg Court may not award by way of costs all of the expenditures incurred by a successful litigant in proceedings brought before a Luxembourg Court;

(v)	Claims may become barred under statutory limitations period rules and may be subject to the rules of set-off or counterclaim;

(vi)	Any clause purporting, in case of avoidance or annulment of one or more of the provisions or obligations contained in a document or agreement (the “Avoided Obligations”), to maintain the validity of such document or agreement or of the provisions or obligations contained therein other than the Avoided Obligations, may not be upheld by the Luxembourg Courts;

(vii)	Powers of attorney or of representation or powers to act may not be held to be irrevocable and in particular without limitation as a result of bankruptcy or similar collective insolvency proceedings or court ordered liquidation of the Company or of court appointment of administrators or sequestrators, will be revoked as at zero hour on the day of the relevant court order although they were expressed to be irrevocable;

(viii)	A Luxembourg court may not give effect to a clause purporting to determine the date on which notice is deemed to have been made;

(ix)	Any obligations to pay a sum of money in a currency which is not of legal tender in Luxembourg (a “foreign currency”) will be enforceable in a currency which is of legal tender therein, though the monetary judgment may be expressed in a foreign currency and/or its Luxembourg equivalent currency having legal tender in Luxembourg at time of payment and any loss incurred as a result of currency exchange fluctuation should be recoverable under Luxembourg law;

(x)	A Luxembourg Court may stay proceedings if concurrent proceedings are being brought elsewhere;

Annex-C-2-8

(xi)	In case of production in a Luxembourg Court of the Underwriting Agreement or as the case may be the Prospectus or any other Document, such court may order a translation thereof in either French or German;

(xii)	An obligation to indemnify a party for penalties, fines or punitive damages imposed on it may be considered invalid and unenforceable by the Luxembourg courts;

(xiii)	A Luxembourg Court may refuse to apply the law of another jurisdiction if it is deemed to be contrary to Luxembourg public order;

(xiv)	Where any obligations of any person are to be performed in a jurisdiction outside Luxembourg, such obligations may not be enforceable under Luxembourg law to the extent that performance thereof would be illegal or contrary to public policy under the laws of such jurisdiction, and any security expressed to secure the performance of such an obligation may therefore be considered unenforceable by a Luxembourg Court;

(xv)	Enforcement of obligations may be invalidated by reason of fraud;

(xvi)	Where any party to an agreement is vested with a discretion or may determine a matter in its opinion, Luxembourg law requires that contracts be performed in good faith and consequently that such discretion be exercised reasonably or that such opinion be based on reasonable grounds;

(xvii)	Provisions in the Underwriting Agreement or the Deposit Agreement providing that the terms thereof can only be amended or varied or provisions thereof can only be waived by an instrument in writing may not be effective;

(xviii)	Any general provisions resulting in appointing directly of indirectly a person or entity to take legal action before the Luxembourg Courts on behalf of another party will not be enforceable before Luxembourg Courts pursuant to the rule “nul ne plaide par procureur” and accordingly any such action will require a specific mandate given to the agent and disclosure by such agent of its principals;

(xix)	Notwithstanding the submission to the jurisdiction of the New York courts provisional or summary proceedings may be initiated before the Luxembourg Courts if the measures to be implemented are to be effective in Luxembourg;

(xx)	We express no opinion as to taxation other than as expressly set out in opinion IV[];

(xxi)	The Luxembourg tax treatment of the Company is not included in the Prospectus;

(xxii)	The acquisition and/or repurchase of its own shares by a société anonyme like the Company (including for the application of the appraisal rights as set out in the

Annex-C-2-9

Articles) is subject to the conditions and restrictions set forth by Luxembourg law and we do not express any opinion in respect thereto;

(xxiii)	The enforcement of foreign judgments is subject to exequatur procedures provided for by Luxembourg law;

(xxiv)	A Luxembourg court would not apply a chosen foreign law if the choice was not made bona fide and/or if the foreign law was not pleaded and proved;

(xxv)	A contractual provision conferring or imposing a remedy, an obligation or penalty consequent upon default may not be fully enforceable if it were construed by a Luxembourg Court as constituting an excessive pecuniary remedy;

(xxvi)	We express no opinion on the provision in section 9 of the Underwriting Agreement in particular that the person who controls an Underwriter, and each of its directors, officers and employees shall have the same rights to contribution as such Underwriter;

(xxvii)	The corporate documents (including, but not limited to, any notice of a winding-up order or resolution, notice of the appointment of a receiver, manager, administrator or administrative receiver) of the Company may not be held at the Registre de Commerce et des Sociétés of Luxembourg and/or at the clerk’s office of the Luxembourg district court (sitting in commercial matters) immediately and that there may be a delay in the relevant notice appearing on the file of the Company;

(xxviii)	A total exclusion of liability (including by way of an indemnification provision) will not be upheld in a Luxembourg Court in case of gross negligence or wilful misconduct and under Luxembourg contract law unforeseeable damages may not be reclaimed;

(xxix)	Any provision in the Underwriting Agreement or Deposit Agreement stating that any rights and obligations thereunder shall bind third parties, successors and assigns of any party thereto may, where the law does not provide therefor, not be enforceable in Luxembourg in the absence of any further agreements to that effect with such third parties, successors or assigns;

(xxx)	A contractual provision allowing for a deemed service of process or notification of court order may not be recognised by a Luxembourg court;

(xxxi)	Service of process on the Luxembourg Companies is subject in particular to the Luxembourg procedure code and applicable treaties and conventions;

(xxxii)	We express no opinion on the validity and enforceability of the last sentence of the first paragraph of section 4.07 of the Deposit Agreement and the

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consequences of any vote by the Depository on the basis of such deemed mandate;

(xxxiii)	Choices of law which are meant to circumvent rules of public order of the laws that would have otherwise applied in the absence of such choice of law provisions may not be recognised; and

(xxxiv)	Any payments to be made by the Company (including distributions) are subject to any restrictive or embargo measures taken in furtherance of U.N. Resolutions or EC Regulations or Directives (e.g. in respect of residents of certain countries such as Iraq or persons linked to terrorist groups).
VI. This opinion speaks as of its date only and is given on the basis that there will be no amendment to or termination or replacement of the documents which we reviewed for the purpose hereof and on the basis of laws of Luxembourg in force and as construed and applied by Luxembourg Courts as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in the laws of Luxembourg or their construction or application after the date of this opinion. The opinion is to be governed and construed in accordance with Luxembourg law and the Luxembourg Courts shall have exclusive jurisdiction thereon.
     In this opinion Luxembourg legal concepts are translated in English terms and not in their original French terms used in Luxembourg laws. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

Annex-C-2-11

     This opinion is for the benefit solely of the Underwriters under the Underwriting Agreement in connection with the transaction described in the first paragraph hereof. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

Yours faithfully,

ELVINGER, HOSS & PRUSSEN

By:
[Toinon Hoss / Pit Reckinger]

Annex-C-2-12

Schedule 1
to the
Elvinger, Hoss & Prussen legal opinion
with respect to the
Ternium S.A. — Underwriting Agreement
(each reference to a document herebelow is a reference to an emailed scanned or faxed copy unless otherwise indicated)

	The Documents	Definition
(1)	the Registration Statement on Form F-3 (File No. [ ]) including the prospectus, dated [DATE], contained therein, filed with the SEC on [DATE];	Registration Statement

(2)	the preliminary prospectus dated [DATE] filed with the SEC pursuant to Rule [ ];	Preliminary Prospectus

(3)	the final prospectus dated [DATE] filed with the SEC pursuant to Rule [ ];	Final Prospectus

(4)	the executed Underwriting Agreement dated [DATE] made between the Company, Techint Holdings S.àr.l., the Selling Shareholder, and J.P. Morgan Securities LLC as representatives of the several Underwriters and the Underwriters (as set out therein);	Underwriting Agreement

(5)	the executed Deposit Agreement dated as of January 31, 2006 between the Company, the Bank of New York as depository and the owners and beneficial owners from time to time of ADRs issued thereunder;	Deposit Agreement

(6)	the Company’s consolidated articles of association as at 2nd June 2010;	Articles of Association

(7)	[the (Luxembourg) register of registered shares of the Company with the last inscription being dated [DATE]; ]	Register

(8)	the minutes of the meeting of the board of directors of the Company of 9 January 2006;	2006 Board Resolution

(9)	the minutes of the meeting of the board of directors of the Company of 28 January 2011;	2011 Board Resolution

Annex-C-2-13

	The Documents	Definition
(10)	an electronic excerpt dated [•] January 2011 issued by the RCS with respect to the Company;	Excerpt

(11)	an electronic certificat de non-inscription d’une décision judiciaire (certificate as to the non-inscription of a court decision) issued by the RCS dated [•]January 2011 (the “Certificate”) certifying that as of [•]January 2011 no court decision as to inter alia the faillite, concordat préventif de faillite, gestion contrôlée, sursis de paiement, liquidation judiciaire, liquidation volontaire or foreign court decision as to faillite, concordat or other analogous procedures according to the Council Regulation (EC) n°1346/2000 of 29 May 2000 on insolvency proceedings (the “Regulation 1346/2000”) is filed with the RCS in respect of the Company;	Certificate
Further Definitions

ADS	means American Depository Share

Board Resolutions	the 2006 Board Resolution and the 2011 Board Resolution

Documents	means the documents set forth above under (1) to (11) above

Luxembourg	means the Grand Duchy of Luxembourg

Prospectus	means the Registration Statement, the Preliminary Prospectus and the Final Prospectus

RCS	means the Luxembourg register of commerce and commercial companies

SEC	means the United States Securities and Exchange Commission

Underwriters	means the several underwriters set forth in Schedule 1 of the Underwriting Agreement

Annex-C-2-14

Annex C-3
Form of Opinion of Fernando Duelo Van Deusen, General Counsel of the Company
Buenos Aires, February __, 2011
J.P. Morgan Securities LLC,
as Representative of the several Underwriters,
383 Madison Avenue,
New York, New York 10179.
Ladies and Gentlemen,
     I refer to the Underwriting Agreement dated as of February __, 2011 (the “Underwriting Agreement”) between Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas (the “Selling Shareholder”), Ternium S.A. (the “Company”) and J.P. Morgan Securities LLC, as Representative of the several Underwriters named therein (the “Underwriters”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.
     I am the General Counsel of the Company. In such capacity, I have examined originals or copies certified or otherwise identified to my satisfaction of (i) the Underwriting Agreement, (ii) the Deposit Agreement dated as of January 31, 2006 (the “Deposit Agreement”) among the Company, The Bank of New York, as depositary (the “Depositary”) and the owners and beneficial owners from time to time of American Depositary Receipts (“ADRs”) issued thereunder evidencing the ADSs, (iii) the relevant portions (for purposes of the opinions being included herein) of the registration statement on Form F-3 relating to the Shares, including the basic prospectus included therein, the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2009, incorporated by reference therein, and the report on form 6-K, dated ____, 2011, incorporated by reference therein (collectively, the “Registration Statement”), the preliminary prospectus supplement, dated ______, 2011 (the “Preliminary Prospectus Supplement”), the prospectus, dated ___, 2011”), included in the Registration Statement (the “Prospectus” and the prospectus supplement, dated _____, 2011 (the “Prospectus Supplement”), each such document prepared by the Company and filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, and (iv) such other documents as I have deemed necessary or appropriate as a basis for the opinions expressed herein.
     In such examination I have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies, the capacity, power and authority of each of the parties thereto (other than the Company) to execute, deliver and perform the terms of such documents and the due execution of such documents by each of the parties thereto (other
Annex C-3-1

than the Company) and the validity of the Underwriting Agreement under the relevant applicable New York or United States Federal laws.
     In such capacity, and pursuant to Section 8(j) of the Underwriting Agreement, I have been required to express my opinion or, in the case of paragraphs (f) and (g) below, my belief, as to each of the matters described below. My qualifications are limited to questions arising under the laws of the Republic of Argentina (“Argentina”) and its political subdivisions in force as of the date hereof. With respect to all matters relating to the laws of the United Mexican States (“Mexico”) relevant to the opinions below, I have, with your approval, relied upon the advice of Jorge Alejandro Treviño Garza, general counsel for Ternium México S.A. de C.V., which advice is subject to the same assumptions, qualifications and limitations with respect to such matters as are set forth above.
     Upon the basis of such examination and subject to the qualifications set forth herein, it is my opinion that:
     a) each of the Material Subsidiaries has been duly organized and is validly existing and, to the extent applicable, in good standing under the laws of the Argentina or Mexico, as applicable, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus Supplement;
     b) all the outstanding share capital or other equity interests of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and are owned directly or indirectly by the Company, to my knowledge after due inquiry, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party;
     c) to my knowledge, there are no material pending or threatened legal, governmental or regulatory actions, suits or proceedings involving the Company or any of the Material Subsidiaries or their properties which are not described in the Registration Statement, the Preliminary Prospectus Supplement and Prospectus Supplement, and there is no franchise, contract or other legal document of a character required to be described in the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus Supplement, or to be filed as an exhibit thereto, which is not described or filed as required (in each case, other than financial or with commercial or statistical data);and the descriptions contained in the Registration Statement, the Preliminary Prospectus Supplement and Prospectus Supplement, to the extent that they summarize Argentine or Mexican legal matters, agreements, documents or proceedings, are fair summaries in all material respects of such legal matters, agreements, documents or proceedings;
     d) to my knowledge, each of the Material Subsidiaries has all authorizations, orders, licenses and permits of and from, and have made all filings with, any applicable Argentine or Mexican regulatory authorities necessary to conduct its business as presently conducted, except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus Supplement and except to the
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extent that the failure of the Material Subsidiaries to possess all such Permits, or to have made such filings, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as such term is defined in the Underwriting Agreement);
     e) to my knowledge after due inquiry, neither of the Material Subsidiaries is or, with the giving of notice of the passage of time will be, in violation of its charter or by-laws or similar organizational documents;
     f) neither of the Material Subsidiaries nor any of their properties or assets has any immunity from suit, execution or other legal process in Argentina or Mexico, as applicable (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under any applicable Argentine or Mexican law, provided however that the enforceability in those countries of any foreign court order, judgment or decision may be limited by local legislation of general applicability;
     g) I have no reason to believe that, with respect to the Material Subsidiaries, as of the date of the Prospectus Supplement, the Registration Statement and the Prospectus, as supplemented by the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (other than the financial statements and schedules and other financial and statistical data, including any mining reserves or production data, as to which I do not express any belief); and
     h) I have no reason to believe that, with respect to the Material Subsidiaries (in each case except for the financial statements and schedules and other financial and statistical data, including any mining reserves or production data, as to which I do not express any belief), the Pricing Disclosure Package, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.
     This opinion is rendered solely to you in connection with the above matters and may not be relied upon by you or any other person for any other matter or purpose or relied upon or furnished to any person or quoted or referred to in any document or filed with anyone without my prior written consent.
Very truly yours,
________________________________________
Fernando Duelo Van Deusen
General Counsel
Ternium S.A.
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Annex C-4
Form of Opinion of Mayer Brown LLP, U.S. Counsel for the Selling Shareholder
Mayer Brown LLP

350 South Grand Avenue
25th Floor
Los Angeles, California 90071-1503
Main Tel +1 213 229 9500
Main Fax +1 213 625 0248
www.mayerbrown.com
February [•], 2011
J.P. Morgan Securities LLC
As Representative of the several
     Underwriters (as defined below)
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
     We have acted as special U.S. counsel to Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas, a sociedade anônima incorporated under the laws of the Federative Republic of Brazil (the “Selling Shareholder”), in connection with the execution and delivery of the underwriting agreement, dated February [•], 2011 (the “Agreement”), among Ternium S.A., a société anonyme holding organized under the laws of Grand Duchy of Luxembourg (the “Company”), the Selling Shareholder and you, as representative of the several underwriters named in Schedule 1 thereto (the “Underwriters”), relating to the purchase by the Underwriters of an aggregate of [•] ordinary shares, par value U.S.$1.00 per share (“Shares”), of the Company in the form of American Depositary Shares (“ADSs”), each ADS representing 10 Shares (the “Securities”). This opinion is being furnished pursuant to Section 8(k) of the Agreement. Capitalized terms used herein and not defined shall have the respective meanings given such terms in the Agreement.
     In rendering the opinions expressed herein, we have examined (i) an executed copy of the Agreement, (ii) the Registration Statement and the F-6 Registration Statement, (iii) the Prospectus, (iv) the Deposit Agreement and (v) the form of the ADRs. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.
In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal
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competence of each individual executing any document. As to all parties other than the Selling Shareholder, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto, other than the Selling Shareholder, in accordance with their respective terms.
     As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on certificates of responsible officers of the Company and/or the Selling Shareholder and of public officials and on the representations, warranties and agreements of the Company and the Selling Shareholder contained in the Agreement.
     Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:
     1. Assuming that the Agreement has been duly authorized, executed and delivered by the Selling Shareholder insofar as Brazilian law is concerned, the Agreement has been duly executed and delivered by the Selling Shareholder to the extent such execution and delivery are governed by the laws of the State of New York.
     2. No consent, approval, authorization, registration or qualification of or with any governmental body or agency of the United States or the State of New York that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Agreement is required for the execution and delivery by the Selling Shareholder of, or the performance by the Selling Shareholder of its obligations under, the Agreement, except such as have been obtained and made under the Securities Act and such as may be required under state securities or blue sky laws in connection with the offer and sale of the Securities.
     3. The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, the Agreement, will not contravene any provision of U.S. federal or New York state law (other than state securities or blue sky laws, as to which we express no opinion) that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Agreement.
     4. Assuming that the Agreement has been duly authorized, executed and delivered by the Selling Shareholder insofar as Brazilian law is concerned, under the laws of the State of New York relating to submission to personal jurisdiction, the Selling Shareholder has (x) pursuant to Section 17(d) of the Agreement validly and irrevocably submitted to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Agreement or the transactions contemplated thereby and (y) validly appointed [•] as its agent for service of process in any such suit or proceeding in any such court as provided in Section 17(d) of the Agreement; and service of process effected on such agent in the manner set forth in such section of the Agreement will be effective insofar as the law of the State of New York is concerned to confer valid personal jurisdiction over the Selling Shareholder in any such suit or proceeding; and the Selling Shareholder has validly waived, to the fullest extent it may effectively do so under applicable law, any objection to the laying of venue of such a suit or proceeding in any
Annex C-4-2

such court. The opinions expressed in the foregoing sentence are subject to applicable limitations on the subject matter jurisdiction of such courts. Further, the designation of the courts referred to in this opinion as the venue for any such suit or proceeding is subject to the power of the court to transfer suits or proceedings or to dismiss such suit or proceeding on the grounds that such court is an inconvenient forum for such action.
     5. Upon payment for the Securities to be sold by the Shareholder of Record pursuant to the Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. or such other nominee as may be designated by DTC, registration of the Securities in the name of Cede & Co. or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the Uniform Commercial Code in effect in the State of New York (the “New York UCC”) to such Securities), (a) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the New York UCC, (b) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (c) no action based on any “adverse claim” (within the meaning of Section 8-102 of the New York UCC) to such Securities may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, we assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry or ADR registry in accordance with its articles of association, the Deposit Agreement and applicable law, (y) DTC will be registered as a “clearing agency” under the U.S. federal securities laws, within the meaning of Section 8-102 of the New York UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the New York UCC.
     Our opinions expressed herein are limited solely to the federal laws of the United States of America and the laws of the State of New York, and we express no opinion herein concerning the laws of any other jurisdiction. As to all matters involving the application of the laws of Brazil and Denmark, we have relied upon the opinions of Tauil & Chequer Advogados and [•], respectively.
     The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.
Annex C-4-3

     This opinion is furnished by us pursuant to Section 8(k) of the Agreement, is solely for your benefit in your capacity as Underwriters and is not to be used, circulated, quoted or otherwise relied upon by any other person (including any person that acquires the Securities from you) or by you for any other purpose, or filed or furnished to any governmental agency or any other person, without our prior written consent.
Sincerely,
Mayer Brown LLP
RMG
Annex-C-4-4

Annex C-5
[Form of Opinion of Tauil & Chequer Advogados Associado ao Mayer Brown LLP,
Brazilian Counsel for the Selling Shareholder]
February [15], 2011
To: JP Morgan Securities LLC
As representative of several
Underwriters (as defined below)
383 Madison Avenue
New York, NY 10179
Re: Usinas Siderúrgicas de Minas Gerais S.A. — USIMINAS
Ladies and Gentleman:
We have acted as special Brazilian counsel to Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas, a sociedade anônima incorporated under the laws of the Federative Republic of Brazil (“Usiminas”), in connection with the execution and delivery of the underwriting agreement, dated February [9], 2011 (“Underwiting Agreement”), among Ternium S.A., a société anonyme holding organized under the laws of Grand Duchy of Luxembourg (“Company”), Usiminas and JP Morgan Securities LLC, as representative of the several underwriters named in Schedule 1 thereto (“Underwriters”), relating to the purchase by the Underwriters of an aggregate of [•] ordinary shares, par value U.S.$1.00 per share (“Shares”), of the Company in the form of American Depositary Shares (“ADSs”), each ADS representing 10 Shares (the “Securities”). This opinion is being rendered to you pursuant to Section 8(l) of the Underwriting Agreement.
Capitalized terms used herein without definition have the meanings assigned to them in the Underwriting Agreement.
I. Documents Reviewed
For the purposes of providing this opinion, we have analyzed and/or relied upon copies of the following documents: (i) the Underwriting Agreement; (ii) the current bylaws of Usiminas; (iii) minutes of a meeting of the Board of Directors of Usiminas held on January 31, 2011; (iv) the notice to the market published on January 31, 2011 in connection with the transactions mentioned herein; (v) the Registration Statement and the F-6 Registration Statement, (vi) the Prospectus, (vii) the Deposit Agreement; and (viii) the form of the ADRs, all under Brazilian law perspective. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.
We have not made any investigation of the laws of any jurisdiction other than the Federative Republic of Brazil and this letter is furnished solely in respect of the matters of Brazilian laws as
Annex C-5-1

at the date hereof and not in respect of any other law. In particular, we have made no independent investigation of the laws of the State of New York and we do not express or imply any opinion on such laws.
In our examination, and in rendering the opinions expressed below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, the due authority of the parties thereto and the validity and enforceability of such documents executed under the law of any jurisdiction other than Brazil.
II. Opinions Rendered
Based upon the foregoing, and subject to the assumptions set forth in this letter, and the limitations, qualifications and exceptions set forth in this letter we are of the opinion that:
(i)	Usiminas has been duly incorporated and is validly existing and in good standing as a corporation (sociedade anônima) under the law of the Federative Republic of Brazil;

(ii)	Usiminas has the full corporate power and authority to enter into the Underwriting Agreement;

(iii)	The Underwriting Agreement has been duly authorized, executed and delivered by Usiminas;

(iv)	All consents, approvals, authorizations and orders necessary for the execution and delivery by Usiminas of the Underwriting Agreement and the consummation by Usiminas of the transactions contemplated thereby have been obtained;

(v)	The execution, delivery and performance by Usiminas of the Underwriting Agreement and the consummation by Usiminas of the transactions contemplated therein will not: (i) result in any violation of the provisions of the by-laws of Usiminas, as applicable; or (ii) result in the violation of any Brazilian law or regulation applicable to Usiminas, except in the case of (ii) above, for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Usiminas to perform its obligations under the Underwriting Agreement;

(vi)	Usiminas is subject to civil and commercial Brazilian law in respect of its obligations under the Underwriting Agreement, and Usiminas is not subject to any right or immunity under Brazilian law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in
Annex-C-5-2

any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Underwriting Agreement;

(vii)	Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against Usiminas based upon the Underwriting Agreement would be declared enforceable against Usiminas, without reconsideration or reexamination of the merits upon confirmation of that judgment by the Brazilian Federal Superior Court of Justice; provided that: (i) such judgment is rendered by a competent court and is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment; (ii) proper service of process under Brazilian law is made; (iii) such judgment does not contravene Brazilian national sovereignty, good morals or public policy; (iv) such judgment is final and conclusive and, therefore, not subject to appeal in the jurisdiction where rendered; (v) such judgment is authenticated by a consular official of Brazil having jurisdiction over the place of signing and submitted to the Brazilian courts with a certified translation of such judgment; and (vi) the applicable procedure under the law of Brazil with respect to the enforcement of foreign judgments is complied with;

(viii)	To ensure the legality, validity, enforcement or admissibility into evidence of the Underwriting Agreement to which Usiminas is a party in a legal or administrative proceeding in Brazil, it is not necessary that such Underwriting Agreement be filed or recorded with any governmental or regulatory authority or court or that any registration tax, stamp duty or similar tax be paid on or in respect of such Underwriting Agreement other than court costs (including without limitation, filing fees and deposits to guarantee judgment required by a court in Brazil), and except that, for the purpose of enforcing and admitting such Underwriting Agreement into evidence before the public agencies and courts in Brazil: (i) the signatures of the parties to the Underwriting Agreement signing outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by the Brazilian consular office having jurisdiction over the place of execution; (ii) such Underwriting Agreement shall have been translated into Portuguese by a sworn translator in Brazil; and (iii) such Underwriting Agreement and its sworn translation shall have been registered with the appropriate Registry of Titles and Deeds in Brazil;

(ix)	Usiminas has the power to submit, and pursuant to Section 17(d) of the Underwriting Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any U.S. federal or New York state court located in the Borough of Manhattan in The City of New York and has the power to designate, appoint and empower, and pursuant to Section 17(d) of the Underwriting Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under the Underwriting Agreement in any U.S.
Annex-C-5-3

federal or New York state court located in the Borough of Manhattan in The City of New York, and service of process effected in the manner set forth in the Underwriting Agreement, assuming validity under the laws of the State of New York, will be effective under the laws of Brazil to confer valid personal jurisdiction over Usiminas;

(x)	The indemnification provision set forth in Section 9 of the Underwriting Agreement does not contravene Brazilian law or public policy; and

(xi)	The choice of laws of the State of New York as the governing law of the Underwriting Agreement is a valid choice of law under the laws of Brazil.
We are members of the bar of Brazil and the opinions expressed herein are limited to the laws of Brazil as in force on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.
This letter is being furnished by us, as Brazilian counsel to Usiminas, solely for the benefit of the Underwriters in connection with the transactions covered hereby. This opinion may not be relied upon by you for other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, which may be granted or withheld in our sole discretion.
Very truly yours,
Tauil & Chequer Advogados
in association with Mayer Brown LLP
Annex-C-5-4

Annex C-6
[Form of Opinion of Michael H. Steffensen, Danish Counsel for the Selling Shareholder]
     1. The Shareholder of Record has been duly incorporated and is validly existing and in good standing as a corporation (aktieselskaber) under the laws of Denmark.
     2. The Shareholder of Record has full corporate power and authority to sell, assign, transfer and deliver the Shares to be sold by the Shareholder of Record under the Transaction Documents.
     3. All consents, approvals, authorizations and orders necessary for the sale and delivery of the Shares to be sold by the Shareholder of Record under the Transaction Documents have been obtained.
     4. The sale of the Shares to be sold by the Shareholder of Record under the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder or the Shareholder of Record pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument evidencing or securing financial indebtedness to which the Selling Shareholder or the Shareholder of Record is a party or by which the Selling Shareholder or the Shareholder of Record is bound or to which any of the property or assets of the Selling Shareholder or the Shareholder of Record is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Shareholder or the Shareholder of Record, as applicable, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any governmental or regulatory agency or court or arbitrator, except in the case of (i) and (iii) above, for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Shareholder to perform its obligations under the Transaction Documents or on the ability of the Shareholder of Record to complete the sale of the Shares to be sold under the Transaction Documents at the Closing Date.
     Annex C-6-1

Annex C-7
Form of Opinion of Emmet, Marvin & Martin LLP, Counsel to the Depositary
February ___, 2011
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
As Representative of the several Underwriters referred to below
          Re:      TERNIUM S.A.
Ladies and Gentlemen:
     We are acting as counsel for The Bank of New York Mellon, as depositary, in connection with the Deposit Agreement dated as of January 31, 2006 (the “Deposit Agreement”) among Ternium S.A., a société anonyme incorporated under the laws of Luxembourg (the “Company”), The Bank of New York Mellon (formerly known as The Bank of New York) (the “Depositary”) and all Owners and Beneficial Owners from time to time of American Depositary Receipts (“ADRs”) issued thereunder.
     We are delivering this opinion at the request of the Depositary to you, as the representatives (the “Representative”) of the several underwriters (the “Underwriters”) named in Schedule 1 to the Underwriting Agreement dated February __, 2011 among the Company, the selling shareholder named therein and the Underwriters, in connection with the contemplated purchases by the Underwriters of _________ ordinary shares, par value U.S.$1.00 per shares (the “Shares”), of the Company, to be delivered in the form of American Depositary Shares (the “Offered ADSs”) evidenced by ADRs.
     Based on the foregoing, and subject to the accuracy of the assumptions and to the qualifications set forth below, we are of the opinion that:
          (i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.
          (ii) Upon the execution and delivery by the Depositary of ADRs evidencing the Offered ADSs against deposit of the Shares in accordance with the provisions of the Deposit Agreement, the Offered ADSs will be validly issued and will entitle the registered holders thereof to the rights specified in those ADRs and in the Deposit Agreement.
Annex C-7-1

     These opinions are based upon the assumptions that (a) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, (b) all the Shares are duly authorized, validly issued, fully paid and non-assessable and are registered or not required to be registered in accordance with the U.S. Securities Act of 1933, as amended, and (c) all signatures on documents examined by us are genuine. In giving these opinions, we have also relied as to certain matters, without independent verification, on information obtained from public officials or officers of the Depositary.
     We are members of the New York Bar only and do not hold ourselves out as practicing under, nor do we express any opinion on or as to the effect of, any laws other than the laws of the State of New York and the Federal laws of the United States.
     We are giving the opinions set forth in this letter as of the date of this letter, and we assume no obligation to advise you of factual or legal changes which may thereafter be brought to our attention.
     These opinions are solely for the benefit of the Underwriters and may not be relied upon by any other person or entity without our prior written consent. Nothing in this letter shall be construed to create any liability for the Depositary.
Very truly yours,
EMMET, MARVIN & MARTIN, LLP
Annex-C-7-2

Exhibit A
FORM OF LOCK-UP AGREEMENT
January 31, 2011
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Re: Ternium S.A.—Public Offering
Ladies and Gentlemen:
     The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Usinas Siderúrgicas de Minas Gerais S.A. — Usiminas (the “Selling Shareholder”), a sociedade anônima incorporated under the laws of the Federative Republic of Brazil (“Brazil”) and Ternium S.A. (the “Company”), a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of shares, par value US$1.00 per share, of the Company (“Shares”) in the form of American Depositary Shares (“ADSs”), each representing 10 Shares. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
     In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the ADSs, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the Prospectus relating to the Public Offering, (1) offer, pledge, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or cause to be filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement (or equivalent) under the Securities Act or with any other securities regulator relating to, any Shares or other share capital of the Company, including in the form of ADSs, or any securities convertible into or exercisable or exchangeable for any Shares or other share capital of the Company, including in the form of ADSs (including without limitation, such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Shares or other share capital of the Company, including in the form of ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of any Shares or other share capital of the Company, including in the form of ADSs, or such other securities, in cash or otherwise or (3)

make any demand for or exercise any right with respect to the registration of any Shares or other share capital of the Company, including in the form of ADSs, or any security convertible into or exercisable or exchangeable for any Common Shares or other share capital of the Company, including the form of ADSs, without the prior written consent of the Representatives. Notwithstanding the preceding paragraph, the following shall not be restricted by this agreement: (A) transfers of Shares or any other share capital of the Company, as a bona fide gift or gifts, (B) distributions of Shares or any other share capital of the Company, to members or shareholders of the undersigned, if applicable, and (C) transfers of Shares or other share capital of the Company in open market transaction that meet the requirements of Rule 144 under the Securities Act; provided that in the case of any transfer or distribution pursuant to clause (A) or (B), each donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the U.S. Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     In furtherance of the foregoing, the Company, The Bank of New York Mellon, as Depositary and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     The undersigned understands that, if the Underwriting Agreement does not become effective on or prior to February 12, 2011, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
TECHINT HOLDINGS S.AR.L.
Name:
Title:
Name:
Title:
Signature page to Lock-up Agreement